Form C

Cover Page

Name of issuer:

LAWRENCEVILLE PLASMA PHYSICS, INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NJ

Date of organization: 5/19/2003

Physical address of issuer:

128 Lincoln Boulevard
Middlesex NJ 08846

Website of issuer:

https://lppfusion.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☑ Common Stock
☐ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

3,200

Price:

$125.00000

Method for determining price:

Target offering amount:

$400,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$488,206.00	$569,363.00
Cash & Cash Equivalents:	$11,060.00	$70,241.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$105,134.00	$23,761.00
Long-term Debt:	$13,000.00	$47,475.00
Revenues/Sales:	$6,739.00	$29,750.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$800.00	$375.00
Net Income:	($663,505.00)	($652,900.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

LAWRENCEVILLE PLASMA PHYSICS, INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Eric J. Lerner	Physicist	LPPFusion	2003

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ivana Karamitsos	Chief Information Officer	2012
Ivana Karamitsos	Communications Director	2012
Rudolph Fritsch	Secretary	2015
Eric J. Lerner	President	2003
Eric J. Lerner	Treasurer	2003
Eric J. Lerner	Chief Scientist	2003

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Eric Lerner	140000.0 Class B and 20 Class A Common	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company plans on expanding its business in further research stages and eventually through the introduction of commercialization and marketing campaign. Any expansion of operations the Company may undertake will entail risks. Such actions may involve specific operational activities, which may negatively impact the profitability of the Company. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management's attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company's present and prospective business activities.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities have no voting rights or ability to direct the Company or its actions.

While we believe we have a good chance of success, net power from fusion has not yet been achieved by anyone, and it's entirely possible that unexpected problems will arise. We won't know for sure until the experiments are complete. It's possible that the plasma won't behave the way we expect. There may also be engineering difficulties which delay the tests.

Even if we achieve net energy production in a laboratory device, we may not be able to overcome the engineering challenges to produce a working prototype generator. Heat removal is a significant engineering challenge and while this now appears possible within existing technology, it is near the limit of that technology. The x-ray collection device has never been built and unexpected difficulties may arise with that as well.

If a prototype generator is achieved, commercialization will be a remaining hurdle. Significant commercial interests in existing energy sources may be able to delay such commercialization. Many other competitors may well take a large share of the market for our devices, in regions not covered by our patents, by challenging the patents, or by ignoring them.

The Company is still in the R&D phase and has no profits to date. It has been financed primarily by investment, except for $200,000 in crowd-funding contributions. Losses to date have been a significant fraction of total investment, and have been over $5 million. Such losses are expected to continue until licenses in the Company's technology are sold, which is projected to occur no sooner than 2021. Delays in the sale of such licenses could lead to continued losses.

The Company has significant competition in the existing energy industry, and some of these competitors have significant resource bases with which to compete. In the particular field of fusion energy, other proposed fusion devices are in various phases of development, although no project has demonstrated net power generation yet. Primary competitors include EMC2 and Tri Alpha Energy.

In the early stages of development, the Company's business will be significantly dependent on the Company's management and scientific team. The Company's success will be mainly dependent upon Eric J. Lerner, and his loss could have a material adverse effect on the Company.

Inadequacy of Funds
If we are able to raise the full amount we are seeking to raise in this offering, we believe that such proceeds will capitalize and sustain us sufficiently to allow for the implementation of our business plans. If, however, we are unable to raise the full amount we are seeking, or if certain assumptions made by management are incorrect, we may have inadequate funds to fully develop our business and may need to raise additional capital through equity or debt financings, which may not be available on favorable terms, or at all.

Terms of Subsequent Financings
We may need to engage in other common equity, debt, or preferred stock financing in the future. As a result of these additional offerings, your rights and the value of your investment in the Class B Common Stock could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Class B Common Stock. In addition, if we need to raise additional equity capital from the sale of Class B Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment, including, a lower purchase price.

Our business strategy depends on the widespread adoption of our technology
We do not have an existing customer base, and do not anticipate the development of a customer base until we have proven our technology. While we believe we can develop a customer base, our inability to do so could have a material adverse effect on us. Although we believe that our products may eventually offer advantages over competitive companies and products, no assurance can be given that our products will attain a degree of market acceptance on a sustained basis or that we will generate revenues sufficient for sustained profitable operations.

We Face Intense Competition
We compete with major and widely used and existing power generation facilities and devices, public utilities and alternative energy companies. Our primary competitors in the alternative energy space include EMC2 and Tri Alpha Energy. In the specific field of fusion energy, other proposed fusion devices are in various phases of development, although no project has demonstrated net energy production yet. Most of our current and potential competitors have greater market recognition and customer bases, longer operating histories and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

Unanticipated Obstacles to Execution of Our Business Plan
Our business plans may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that our chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Management reserves the right to make significant modifications to our stated strategies depending on future events.

If We do not Retain Key Personnel, Our Business Will Suffer
The success of our business is heavily dependent on the leadership of our key management personnel, specifically Eric J. Lerner and Ivy Karamitsos. If any of these people were to leave us, it would be difficult to replace them, and our business would be harmed. However, Lerner has a contract with our company prohibiting him from contributing fusion expertise to another company. We will also need to retain additional highly-skilled individuals if we are to effectively grow. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and we anticipate that certain of our competitors may directly target our employees and officers, all of whom are at-will employees and not parties to long-term employment agreements with us. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees and officers.

Our Competitive Position Depends on Maintaining Intellectual Property Protection
Our ability to compete and to achieve and maintain profitability depends in part on our ability to protect our proprietary discoveries and technologies. We rely on a combination of patents and trade secret laws to protect our intellectual property rights. We also rely upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position. Our patents might be challenged by third parties as being invalid or unenforceable, or third parties may independently develop similar or competing technology that avoids our patents. We cannot be certain that the steps we take will prevent the misappropriation and use of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

We May Face Intellectual Property Infringement Claims
If we receive notice of claims of infringement, misappropriation or misuse of other parties' proprietary rights, some of these claims could lead to litigation. We cannot assure you that we will prevail in these actions. We may also initiate claims to defend our intellectual property. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management's attention from our business and have a material negative effect on our business, operating results or financial condition. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if we were to be found to have willfully infringed a third party's patent) to the party claiming infringement, develop non-infringing technology, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. Parties making infringement claims on our patents may be able to obtain an injunction that would prevent us from selling our products or using technology that contains the allegedly infringing intellectual property, which could harm our business.

Developing New Products and Technologies Entails Significant Risks
We are currently in the research and development stage. Delays or cost overruns in the development of our technology and failure of the product to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in manufacturing, changes to design and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

We May Experience Significant Delays or Other Complications
We may experience significant delays or other complications in bringing to market our systems. Any significant delays or other complications in the development, manufacture and/or launch, including, but not limited to, complications associated with launching our production or supply chain, or regulatory approvals, could materially damage our brand, business, prospects, financial condition and operating results.

Risks of Borrowing
We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Management Discretion as to Use of Proceeds
Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Limited Transferability and Liquidity
Each investor agrees that it will acquire our Class B Common Stock for investment purposes only and not with a view towards distribution. Certain conditions imposed by the Securities Act must be satisfied prior to any sale, transfer, conversion or other disposition of our Class B Common Stock. In addition, each investor shall sign a Shareholder Agreement (the "Shareholder Agreement"), which imposes certain additional restrictions on the transfer of the Class B Common Stock. Under the Shareholder Agreement, until such time as we become a public company, no Shares may be sold or transferred without first offering us and all of the other holders of Class B Common Stock the right to purchase such Shares. Excluded from this provision are transfers resulting from the death of a shareholder or a transfer to an affiliate of the shareholder. No public market exists for our Class B Common Stock and no market is expected to develop.

Control by Majority Stockholder
Even if this offering is fully subscribed, Eric Lerner, who serves as an officer and our sole director, owns 100% of our Class A Voting Common Stock, and therefore maintains control. The Class B Common Stock does not have any voting rights. Therefore, investors will not have the ability to control our management. Notwithstanding the foregoing, Mr. Lerner and certain holders of our Class B Common Stock are parties to the Shareholder Agreement, pursuant to which the approval of certain holders of Class B Common Stock is required by the Company, to increase executive compensation beyond certain levels, increase the authorized number of shares, create new classes of shares, or enter into transactions with affiliates that have a value in excess of $5,000.

Offering Price
The price of the Shares has been arbitrarily established by us, considering such matters as the state of our business development and the general condition of the industry in which we operate. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to us.

Dilution Risks
You should understand the potential for dilution. Each investor's stake in us, could be diluted due to our issuing additional shares. In other words, if we issue more shares, the percentage of the Company that you own will decrease, even though our value may increase. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, a crowdfunding round, a venture capital round or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible notes, preferred shares or warrants) into stock.

If we decide to issue more shares, you could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (although this typically occurs only if we offer dividends, and most development and early stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors mostly occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Rudolph Fritsch is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$400,000**

Use of Proceeds: We will be using the proceeds to fund the final stage of our research leading to the demonstration of net energy production. This includes personnel overhead, lab space, and equipment. The minimum $400,000 will be used to finance the next critical eight months of research, including initial testing of the beryllium electrodes. A part of the funds, $70,000, will be used to pay down existing debts.

If we raise: **$1,070,000**

Use of Proceeds: The maximum $1.07 million will be used to finance a year of scientific research, including hiring at least one more researcher, initiating testing of the hydrogen-boron fuel and making timely purchases of major experimental equipment, specifically additional beryllium for more electrodes.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

This is a priced round. LAWRENCEVILLE PLASMA PHYSICS, INC. is offering up to 8,560 shares of Class B Common Stock at $125 per share. The approximate pre-money valuation is $37,525,500.

The shares do not have voting rights.

See the shareholder agreement and subscription agreement for further details: Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Shareholder Agreement may not be changed orally but may only be changed, modified, or terminated by a subsequent agreement in writing signed by all Shareholders of the Company, as then constituted.

The subscription agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Stock	20	20	Yes
Class B Common Stock	400000	295948	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	4236

Describe any other rights:

Only Class A shares have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

In addition to the potential dilution scenarios discussed under "Risk Factors" above, and shares of common stock, options or other securities we may issue to certain strategic directors, officers, advisors, employees and consultants, we may need to raise additional capital in the future in addition to the proceeds of this Offering, and may be required to issue additional shares of common stock, preferred stock, convertible debt or securities convertible into common stock or preferred stock in connection with raising such capital. We also may enter into strategic partnerships in the future in connection with which we may need to issue additional securities. As a result, a purchaser of the Shares may be diluted in the future through a decrease in the purchaser's relative percentage owners.

Under the Shareholder Agreement required to be signed by each investor in connection with subscribing for the Shares, until such time as we become a public company, no Shares may be sold or transferred without first offering us and all of the other holders of Class B Common Stock, the right to purchase such Shares. Excluded from this provision are transfers resulting from the death of a shareholder or a transfer to an affiliate of the shareholder.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, or change the management of the Company. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Lender: Jeff Schoen (shareholder) - $30,002 outstanding as of January 2018 - 5% interest - Maturity date: April 1, 2018.

Lender: Robert Fitzgerald (shareholder) - $19,064 outstanding as of January 2018 - 5% interest - Maturity date: May. 1 2018

Lender: Timothy Eastman (shareholder) - $10,164 outstanding as of January 2018 - 5% interest - Maturity date: May 1, 2018

Lender: Ivy Karamitsos (officer) - $5,164 outstanding as of January 2018 - 5% interest - Maturity date: May 1, 2018

Lender: Eric Lerner (officer, shareholder) - $21,689 outstanding as of January 2018 - 5% interest - Maturity date: May 1, 2018

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2015	Section 4(a)(2)	Common stock	$354,200	General operations
11/2015	Section 4(a)(2)	Common stock	$1,252,250	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Lender: Jeff Schoen (shareholder) - $30,002 outstanding - 5% interest - Maturity date: April 1, 2018

Lender: Robert Fitzgerald (shareholder) - $19,164 outstanding - 5% interest - Maturity date: May 1 2018

Lender: Timothy Eastman (shareholder) - $10,164 outstanding - 5% interest - Maturity date: May 1, 2018

Lender: Ivy Karamitsos (officer) - $5,164 outstanding - 5% interest - Maturity date: May 1, 2018

Lender: Eric Lerner (officer, shareholder) - $21,689 outstanding - 5% interest - Maturity date: May 1, 2018

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're on a near-term path to achieving practical nuclear fusion energy at a low enough cost to replace all fossil-fuel based energy sources. Currently at an advanced stage of research aimed at demonstrating net energy production in a laboratory device, our success in this research will enable us, with $50-100 million in additional funding, to carry out a 3-year engineering and development program that will produce a working prototype generator suitable for mass production.

To achieve the future we want for ourselves and our children, we must replace fossil fuels with a cheap, clean, safe, and unlimited energy source. Our small, decentralized 5 MW generators will use hydrogen and boron fuel, both of which are essentially unlimited in nature, to allow a direct conversion of energy to electricity without expensive turbines or radioactive waste. The cost will be 10 times cheaper than any existing energy source, meaning our technology can permanently change the world.

We are a development-stage enterprise, researching and developing an economical, ecologically safe energy generation technology called Focus Fusion. This technology uses a Dense Plasma Focus device, fueled by hydrogen and boron, and converts energy directly into electricity.

The Company has already achieved major experimental milestones, including world record temperatures of over two billion degrees C, high enough to fuse hydrogen and boron. The Company plans to carry out a two-year scientific experiment to demonstrate the scientific feasibility of its approach. It then intends to carry out a three-year engineering program to develop a prototype fusion generator. The Company expects that it will achieve profitable operation after that time primarily by selling licenses for the manufacture of the generators and from the royalties from those licenses. At present, we fund our R and D activity primarily from investments in our shares, with 5-10% of our cash flow coming from revenue from donations.

Intellectual Property
In 2009, we were granted US Patent #7,482,607, "Method and apparatus for producing X- rays, ion beams and nuclear fusion energy," with international patents filed. Subsequently we obtained Chinese Patent #200780007065.7 , Australian Patent #2007314648 and Canadian Patent #2,642,749.

Milestones

LAWRENCEVILLE PLASMA PHYSICS, INC. was incorporated in the State of New Jersey in May 2003.

Since then, we have:

- 2003 – Lerner developed the theory of the quantum magnetic field effect, greatly improving the prospects for hydrogen-boron fusion.
- 2006 – LPP submitted a patent application "Method and Apparatus for Producing X-rays, Ion Beams and Nuclear Fusion Energy".
- 2007 – Lerner presentation at Google's TechTalks.
- 2008 – LPP received $1.2 million in investments by private investors and The Abell Foundation. This provided the capital needed to initiate Phase I construction and hiring of the research team.
- 2009 – LPP received US Patent #7,482,607
- 2009 – LPP secured office and laboratory space in Middlesex, NJ, hired the research team, and completed construction of one of the two most powerful DPFs in North America.
- 2010 – Improved reliability of high-voltage switching system and demonstrated increased energy yields.
- 2011 – Experiments validated key concepts of our theories. FF-1 device was upgraded to higher energy levels. We demonstrated high-efficiency transfer of energy into the plasmoid. LPP published paper in peer-reviewed journal, Journal of Fusion Energy. Australia Patent granted.
- 2012 – Published another peer-reviewed journal article explaining our **world-record temperatures of 1.8 billion degrees C**, and continued work on increasing plasma density.
- 2013—LPP identified impurities as the main obstacle to increased densities and started work on tungsten electrodes to overcome the impurity problem. Report by Dr. Robert Hirsch and others recommend increased funding for LPP approach. China patent granted.
- 2014—Vaporization caused by runaway electrons was identified as a second source of impurities in LPP's second Physics of Plasmas paper.
- 2014 – Raised $180k via crowd-funding for beryllium electrodes – demonstrating public interest and support for the project.
- 2015-Canada Patent granted
- 2016 - Pure tungsten electrodes of improved **design achieved new world record temperatures and improvements in fusion yield.**
- Concluded cooperation agreement with the Center for Energy Research, University of California at San Diego

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended September 30, 2017, the Company had revenues of $6,739 compared to the year ended September 30, 2016, when the Company had revenues of $29,750.

- *Assets.* As of September 30, 2017, the Company had total assets of $477,146, including $11,060 in cash. As of September 30, 2016, the Company had $569,363 in total assets, including $70,241 in cash.
- *Net Loss.* The Company has had net losses of $663,505 and net losses of $652,525 for the fiscal years ended September 30, 2017 and September 30, 2016, respectively.
- The Company has had long and short-term debt totaling $118,134 and $71,236 for the fiscal years ended September 30, 2017 and September 30, 2016, respectively.

Over the past 9 years, our R and D operations has cost approximately $5 million dollars. We expect these losses to continue and indeed increase to almost $ 1 million per year over the next two years as we expand our operations and complete the scientific phase of work.
During the development phase, losses will increase still further. However we do expect that much and perhaps most of our cash flow will start coming from government research grants, not exclusively investments. Therefore, losses in the three-- to four year development phases will be less, we expect, than the $50-100 million cost of this phase. Nonetheless losses for this phase may reasonably be above $20 million.

We expect net income to begin once we have developed and demonstrated a prototype fusion generator. We will generate revenue quickly by selling licenses for this technology with both up-front payments and royalties.
Since total global power use is now approaching 20 TW, if the transition to fusion is at its fastest point in 2030, total global sales of Focus Fusion generators of about 2 TW per year by that time is a reasonable estimate. Assuming our lowest possible price of 6 cent per W this is a total market at that time of $120 billion per year.
We have never promised a monopoly, but even taking into account piracy and producers and consumers who are outside the regions covered by our patents, it is very conservative to estimate that manufacturers licensed by LPPFusion will have at least one quarter of this market.

The main uncertainties in these projections are whether we succeed in producing a working generator and how long that takes us. In addition, there may be, in some countries, unnecessary regulatory barriers to rapid expansion of our technology, based on protecting existing producers, such as fossil fuels.

Liquidity & Capital Resources

Since 2009 we have had a steady cash flow from sale of shares at close to $600,000 per year. Our income from donations reached nearly $200,000 in 2014, but has been smaller since, dropping to $30,000 in fiscal 2016 and $6,390 in 2017. In the past year, our small donors have been awaiting the opportunity to become investors.

We believe that the current Wefunder campaign, increased press exposure and our increasing results, which already are **far beyond any other private fusion effort** will lead to an increase in both cash flow from investments and greater donations in the coming year. We have also just opened a concurrent Reg D 506(c) fundraise to raise additional funds.
We expect to complete our current experiment with tungsten electrodes and initiate our next experiment with beryllium electrodes in the spring of 2018. Between these two experiments, we expect to resolve the problem of heavy-metal impurities, as beryllium is a light metal. This, we expect, will lead to greatly increased fusion yields, and world records for the critical ratio of energy out/energy in.

Given adequate funding, we expect to initiate experiments with hydrogen-boron fuel in 2018. These experiments are intended to demonstrate net energy production.

We will then, we think, be in a position to acquire from both government and private sources the $50-$100 million in funding needed for a 3-4 year engineering and development phase to create a 5 MW generator prototype. At that point, it is possible we will be able to generate large amounts of revenue by selling licenses for this technology. We expect that the upfront payments for such licenses will be in the billion-dollar range.

There is no guarantee that our expectations are accurate, and unanticipated problem may arise in acquiring the needed resources for the work, in the research itself, or in the engineering phase. Right now we expect that it will be at least four to five years before investors see a return on investment, and it may be longer, if they do at all.
After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 7 months before we need to raise further capital. The maximum target of $1.07 million will give us 10 months.
We plan to use the proceeds as set forth in this Form C under "Use of Funds"

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

LAWRENCEVILLE PLASMA PHYSICS, INC. cash in hand is $11,485, as of January 29, 2018. Over the last three months, revenues have averaged $300/month and expenses $55,000/month, for an average burn rate of $54,700 per month.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://lppfusion.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- LPP Fusion Subscription Agreement
- LPP Fusion Shareholder Agreement

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Eric J. Lerner
- Ivana Karamitsos
- Rudolph Fritsch

Appendix E: Supporting Documents

LPPFUSION

2018-19 Report

Dear investors,

With our new beryllium electrodes, we have achieved our first goal of a high-purity plasma. Once we resolve typical early problems of our upgraded device, we expect to achieve much higher densities and fusion yields. This will put us clearly ahead of all fusion efforts. (We are already far ahead of other private efforts.) We then will be able to move on to our first experiment with the ideal hydrogen-boron fuel, which will produce clean, cheap and safe energy with no radioactive waste.

We need your help!

Share that solar and wind are not enough to replace fossil fuels. Tell others about our Focus Fusion project through social media and press contacts. Participate in meetings of those concerned abut the environment and the future of energy policy to inform them of our alternative. We also periodically ask those with technical expertise to volunteer their help with our technical challenges. Crowdsourcing ideas works!

Sincerely,

Eric J. Lerner
President and Chief Scientist

Our Mission

To achieve the future we want for ourselves and our children, we must replace fossil fuels with a cheap, clean, safe, and unlimited energy source. Our small, decentralized 5 MW generators will use hydrogen and boron fuel, both of which are essentially unlimited in nature, to allow a direct conversion of energy to electricity without expensive turbines or radioactive waste. The cost will be 10 times cheaper than any existing energy source, meaning our Focus Fusion technology can change the world.

See our full profile

How did we do this year?

Report Card

A-

The Good

We installed our new beryllium electrodes and started experiments with our renamed FF-2B device.

In less than 100 shots, we achieved our first goal of low-impurity plasma, the purist ever achieved in fusion research.

Bill introduced in NJ legislature to match NJ fusion companies private capital with public funds.

The Bad

Preparation for beryllium and boron experiments took longer than expected.

Non-Wefunder capital was less than expected.

New switches likely to be more expensive than expected. (Bids not finalized.)

2018-19 At a Glance

Fiscal Year Ends September 30



$3,865 [43%]
Revenue



-$913,589
Net Loss


IOU!

$26,044 [75%]
Short Term Debt



$1,301,956
Raised in 2017



$50,488
Cash on Hand
As of 11/ 7/18

INCOME | BALANCE | NARRATIVE

Net Margin: -23,637%

Gross Margin: 100%

Return on Assets: -116%

Earnings per Share: -$2.97

Revenue per Employee: $1,288

Cash to Assets: 45%

Revenue to Receivables: ~

Debt Ratio: 3%

Lawrenceville_Plasma_Physics__Inc.-_Final_9-30-17-1.pdf

Lawrenceville_Plasma_93018_Final.pdf

We Our
406 Investors

Thank You For Believing In Us

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Alvaro Angel Rodriguez ...
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Matthew Morris
Andrew Nazarechuk
Robert Tabler
Dana Swanson
Marcin Snieg

Thank You!

From the LPPFusion Team



Eric J. Lerner
President and Chief Scientist



Ivana Karamitsos
Chief Information Officer, Communications Director

Ivy studied mathematics and classical music in the former Yugoslavia and received a degree in Computer Science from Binghamton University, SUNY in 2003 before joining our team in 2010.



Dr. Syed Hassan
Research Scientist

Dr. Hassan, a plasma physicist, has more than 20 years experience with the dense plasma focus device. Before joining LPPFusion in 2015, he worked for Purdue University's School of Nuclear Engineering.



Jose Varela
Systems Administrator

Jose joined LPPF in 2015 and is completing his Computer Science degree at Kean University. He's responsible for computer operations, supplying automation, security and productivity lab solutions.



Rudolph Fritsch
Mechanical Engineer, Secretary

Rudy has been President of Allsteel, a manufacturer of industrial metal-forming equipment, for 15 years. As an engineer and entrepreneur, he ran a successful family business in Canada for decades.



Dr. Warwick Dumas
Simulation Researcher

Warwick earned a Ph.D. in Applied Mathematics from the University of Leicester before joining LPP in 2012, where he simulates the plasma filaments that form when the capacitor banks are discharged.



Fred Van Roessel
Research Electrical Engineer

Fred joined LPP in July 2010 as a Research Electrical Engineer after a career in the Philips Research Laboratories in the Netherlands, where he was responsible for Broadcast Color Camera Development.



Dr. Robert Terry
Computational Physics Consultant

Dr. Terry has had over 35 years of experience in simulation of plasma phenomena, including over 20 years at the US Naval Research Laboratory developing innovative methods for modeling the Z-pinch.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Eric J. Lerner	Physicist @ LPPFusion	2003

Officers

OFFICER	TITLE	JOINED
Eric J. Lerner	Chief Scientist	2003
Ivana Karamitsos	Chief Information Officer, Communications Director	2012
Rudolph Fritsch	Secretary	2015

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Eric Lerner	140,000 Class B and 20 Class A Common	100.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION

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